EXHIBIT 10.2

FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

as amended and restated effective May 12, 2014
____________________________
Non-Incentive Stock Option Award Agreement
____________________________

You are hereby awarded this stock option (“Option”) to purchase Shares of FairPoint Communications, Inc. (the “Company”), subject to the terms and conditions set forth in this Non-Incentive Stock Option Award Agreement (the “Award Agreement”) and in the FairPoint Communications, Inc. Amended and Restated 2010 Long Term Incentive Plan (the “Plan”). A copy of the Plan is attached as Exhibit A, and a prospectus describing the Plan’s material terms is attached as Exhibit B. Terms below that begin with capital letters have the special meaning set forth in the Plan or in this Award Agreement.
This Award is conditioned on your execution of this Award Agreement within five (5) days after the Grant Date specified in Section 1 below. By executing this Award Agreement, you will be irrevocably agreeing that all of your rights under this Award will be determined solely and exclusively by reference to the terms and conditions of the Plan, subject to the provisions set forth below. As a result, you should not execute this Award Agreement until you have carefully considered the terms and conditions of the Plan and this Award, plus the information disclosed within the attached Plan prospectus, and (ii) consulted with your personal legal and tax advisors about all of these documents.
1.Specific Terms. Your Option has the following terms:

Name of Participant
Grant Date:
Expiration Date:	10 years after Grant Date, at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date.
Exercise Price:	$
Number of Shares Subject to Award:
Vesting:
Your Award will vest, and thereby become exercisable with respect to the number of Shares covered by this Award, on the first anniversary of the Grant Date, provided that your Continuous Service has not ended before the vesting date.

Accelerated Vesting
You will become 100% vested in this Award upon a Change in Control. If your Continuous Service terminates without Cause, vesting will accelerate to the extent necessary so that you become at least 50% vested in the Number of Shares Subject to Award (as designated above). If your Continuous Service ends due to your death or Disability, you will become vested in this Award to the extent vesting would have otherwise occurred within the one-year period following termination of your Continuous Service.

Recapture and Recoupment	Plan §10 shall apply re Termination, Rescission, and Recapture of this Award. Plan §11 shall apply re Recoupment of this Award.
2.    Manner of Exercise. This Option shall be exercised in the manner set forth in the Plan, using the exercise form attached hereto as Exhibit C. The amount of Shares for which this Option may be exercised is cumulative; that is, if you fail to exercise this Option for all of the Shares vested under this Option during any period set forth above, then any Shares subject hereto that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of this Option pursuant to Sections 1 and 3 of this Award Agreement and the terms of the Plan. Fractional Shares may not be purchased.
3.    Termination of Continuous Service. This Award shall be canceled and become automatically null and void immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested, pursuant to the terms of Section 1 above regarding vesting or accelerated vesting, on or before your Continuous Service ends.
4.    Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest if any, in this Award and any underlying Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit D (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.
5.    Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee, except as hereinafter provided. You may transfer the Options as follows: (i) by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a Permitted Transferee, as defined in subsection (ii) of this Section, or (ii) by gift to charitable institutions or by gift to any of the following relatives of yours: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and this shall include adoptive relationships (each a “Permitted Transferee”). Any Permitted Transferee of your rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan.
6.    Taxes. This Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, and its tax consequences shall accordingly be determined under Section 83 of the Code. By signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any applicable taxes that may arise pursuant to this Award, including taxes arising under Code Section 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.
7.    Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (ii) the Company would not have granted this Award to you but for these acknowledgements and agreements.
8.    Investment Purposes. By executing this Award, you represent and warrant to the Company that any Shares issued to you pursuant to your Options will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.
9.    Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.
10.    Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.
11.    Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.
12.    Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
13.    Notices. All notices, requests, demands and other communications required or permitted to be given under the Plan or this Award Agreement shall be in writing and shall be deemed given (i) when personally delivered to the recipient in writing or by electronic mail (provided in either case that a written or e-mail acknowledgement of receipt is obtained), (ii) one (1) business day after being sent by a nationally recognized overnight courier (provided that a written acknowledgement of receipt is obtained by the overnight courier) or (iii) four (4) business days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the party concerned at the address indicated below (or such other address as the recipient shall specify by ten (10) days’ advance written notice given in accordance with this Section 13):
To the Company:

FairPoint Communications, Inc.
Attention: General Counsel
521 East Morehead Street
Suite 500
Charlotte, North Carolina 28202

To the Participant: The last address shown in the Company’s records.
14.    Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.
15.    Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 14 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.
16.    Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.
17.    Governing Law. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.
BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is made under and governed by the terms and conditions of this Award Agreement and the Plan.

FAIRPOINT COMMUNICATIONS, INC.

By:

Name:

Title:

PARTICIPANT

Signature:

Printed Name of Participant:

Exhibit A
FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

____________________________
Plan Document
as amended and restated effective May 12, 2014

____________________________
Exhibit B
FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

as amended and restated effective May 12, 2014

____________________________
Plan Prospectus
____________________________
Exhibit C
FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

as amended and restated effective May 12, 2014

___________________________________________________
Form of Exercise of Stock Option
___________________________________________________
FairPoint Communications, Inc.
[Company Address]
Attention:     _______________________

Dear Sir or Madam:
The undersigned elects to exercise his/her Option to purchase _____ shares of Common Stock of FairPoint Communications, Inc. (the “Company”) under and pursuant to a Stock Option Award Agreement dated as of ______________.
1.    c Delivered herewith is a check and/or, if the Compensation Committee has allowed, Shares of Common Stock owned by the undersigned valued at the closing sale price of the stock on the business day prior to the date of exercise, as follows:
$____________    in cash or check
$____________    in the form of ____ Shares of Common Stock,
valued at $___________ per share
$     Total
2.    c The undersigned elects a net exercise, hereby authorizing the Company to withhold from the shares otherwise subject to this Option exercise a number of shares sufficient to cover the exercise price and minimum statutory withholding taxes payable pursuant to this exercise.
The shares (netted, if paragraph 2 is marked) will be sent to your UBS account on the 3rd day following the exercise date.
Very truly yours,
_________________
Date                    Optionee
Exhibit D
FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

as amended and restated effective May 12, 2014

_________________________________
Designation of Death Beneficiary
_________________________________
In connection with the Awards designated below that I have received pursuant to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (the “Plan”) whether before, on, or after its amendment and restatement effective May 12, 2014, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards. This designation shall remain in effect until revoked in writing by me.
Name of Beneficiary:
Address:
Social Security No.:
This beneficiary designation relates to any and all of my rights under the following Award or Awards:
¨    any Award that I have received or ever receive under the Plan.

¨	the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and FairPoint Communications, Inc. (the “Company”).
I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.
Date:
By:
Name of Participant
Sworn to before me this
____day of ____________, 20__
___________________________
Notary Public
County of_________________
State of    __________________

LEGAL_US_E # 109782577.3